Exhibit 99.1

News Release

Republic First Bancorp, Inc.

April 6, 2022

REPUBLIC FIRST BANCORP, INC. RECEIVES NOTICE OF FILING DELIQUENCY FROM NASDAQ

Philadelphia, PA, April 6, 2022 — Republic First Bancorp, Inc. (NASDAQ: FRBK) ( the “Company”), the holding company for Republic Bank, received written notification from The NASDAQ Stock Market (“Nasdaq”) on April 1, 2022 that the Company is no longer in compliance with the Nasdaq Listing Rules since the Company has not yet filed its Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”). Nasdaq Listing Rule 5250(c)(1) requires Nasdaq-listed companies to timely file all periodic reports.

The Company has up to 60 days to either cure the deficiency or to submit a plan to Nasdaq showing how it intends to regain compliance. If the plan is accepted, Nasdaq can grant an extension of the grace period for shares of the Company’s common stock to remain listed for up to 180 calendar days from the Annual Report’s due date to regain compliance.

This notice from Nasdaq has no immediate effect on the listing of the Company's common stock on the Nasdaq Global Market. As previously reported by the Company in its Notification of Late Filing on Form 12b-25, filed with the Securities and Exchange Commission (the “Commission”) on March 17, 2022, and in its Current Report on Form 8-K, filed with the Commission on April 1, 2022, the Company was unable to file the 10-K for the fiscal year ended December 31, 2021 within the prescribed period because the Company’s audit committee intends to engage independent legal counsel to conduct an investigation concerning certain previously disclosed related party transactions and related matters that are the subject of pending litigation involving the Company. The Company expects to file the Annual Report as soon as practicable.

About Republic Bank

Republic First Bancorp, Inc. is the holding company for Republic First Bank which does business under the name Republic Bank. Republic Bank is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its thirty-four stores located in Greater Philadelphia, Southern New Jersey, and New York City. Republic Bank stores have extended lobby and drive-thru hours providing customers with some of the most convenient hours compared to any bank in its market. The Bank offers free checking, free coin counting, ATM/Debit cards issued on the spot and access to more than 55,000 surcharge free ATMs worldwide via the Allpoint Network. The Bank also offers a wide range of residential mortgage products through its mortgage division which does business under the name of Oak Mortgage Company. For more information about Republic Bank, visit www.myrepublicbank.com.

Forward Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing the Company’s ability to regain compliance with the Nasdaq listing requirements or to develop a plan acceptable to Nasdaq for an extension of the 60 day grace period, as well as statements expressing optimism or pessimism about future operating results are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K. For additional factors that could cause results to differ materially from forward-looking statements contained in this Current Report on Form 8-K, see the cautionary language set forth before the “Executive Summary” in Item 2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and the Risk Factors contained in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Source:	Republic First Bancorp, Inc.

Contact:	Frank A. Cavallaro, CFO
(215) 735-4422

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